                                                                  Exhibit 25(f)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                               -----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                 ---------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                   -----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      95-4655078
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1999 AVENUE OF THE STARS - FLOOR 26
LOS ANGELES, CA                                                            90067
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                 ---------------------------------------------
                             CMS ENERGY CORPORATION
               (Exact name of obligor as specified in its charter)

        JACKSON, MI                                          38-2726431
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                           identification No.)

ONE ENERGY PLAZA
JACKSON, MI                                                        49201-2357
(Address of principal executive offices)                              (Zip Code)

                                 DEBT SECURITIES
                       (Title of the indenture securities)

ITEM 1.     GENERAL INFORMATION.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.
            Board of Governors of the Federal Reserve System, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.

NO RESPONSES ARE INCLUDED FOR ITEMS 3-15 OF THIS FORM T-1 BECAUSE THE OBLIGOR IS NOT IN DEFAULT AS PROVIDED UNDER ITEM 13.

ITEM 16.    LIST OF EXHIBITS.

      List below all exhibits filed as part of this statement of eligibility.

      Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
                  Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

      Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

      Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

      Exhibit 5.  Not Applicable

      Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      Exhibit 8.  Not Applicable

      Exhibit 9.  Not Applicable

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 24th day of August, 2004.

                                J. P. Morgan Trust Company, National Association

                                                     By /s/ Renee Johnson
                                                        -----------------
                                                     Renee Johnson
                                                          Authorized Officer

EXHIBIT 7. Statement of Condition of the Trustee.

CONSOLIDATED REPORT OF CONDITION OF  J.P. Morgan Trust Company, National
                                               Association
                                    -------------------------------------------
                                                   (Legal Title)

AS OF CLOSE OF BUSINESS ON          December 31, 2003

                                                        ($000)
ASSETS
     Cash and Due From Banks                          $   22,115
     Securities                                          141,598
     Loans and Leases                                    106,261
     Premises and Fixed Assets                            13,111
     Intangible Assets                                   403,878
     Goodwill                                            250,539
     Other Assets                                         50,801
                                                      ----------
        Total Assets                                  $  988,303
                                                      ==========

LIABILITIES
     Deposits                                         $  119,625
     Other Liabilities                                   112,490
                                                      ----------
        Total Liabilities                                232,115

EQUITY CAPITAL
     Common Stock                                            600
     Surplus                                             701,587
     Retained Earnings                                    54,001
                                                      ----------
        Total Equity Capital                             756,188
                                                      ----------

        Total Liabilities and Equity Capital          $  988,303
                                                      ==========